 PARTICIPANT ENROLLMENT/INVESTMENT      ADMINISTRATIVE
 SELECTION FORM                         OFFICE RETURN TO:
                                        METLIFE
                                        4700 Westown Parkway, Suite 200
                                        West Des Moines, IA 50266
                                        Fax: 877-549-5835
                                        Contract Number (if assigned) --------

IMPORTANT: THIS FORM MUST BE SIGNED IN SECTION VI (AND VII FOR A NEW ENROLLMENT)

[  ] NEW ENROLLMENT  [  ]  SALARY DEFERRAL CHANGE  [  ] INVESTMENT ELECTION
CHANGE
[  ] ADDRESS CHANGE

CONTRACT INFORMATION

PLAN NAME (REQUIRED)                                                                        CASE NUMBER
-----------------------------------------------------------------------------               -----------------------------------

EMPLOYEE NAME                                 SOCIAL SEC. NO.                               ACCT NUMBER
-----------------------------------           -----------------------------------           -----------------------------------

INSTRUCTIONS

Please check appropriate box above for new enrollment, address change, salary deferral change, or investment election change. If this is an initial enrollment, complete sections I through VII. If this is an address change, complete sections I and VI. If this is a salary deferral change, complete sections III and VI. If this is an investment selection change, complete sections V and VI. Be sure to enter your account number and to sign this form upon completion.

SECTION I--GENERAL INFORMATION

Street Address                                                            Telephone                   [  ]  Male
-----------------------------------------------------------               --------------------------  [  ] Female

City, State, ZIP Code                                                     E-Mail (optional)
-----------------------------------------------------------               -----------------------------------------------------

Date of Birth                        Date of Hire                         Plan Entry Date
--------------------------           --------------------------           -----------------------------------------------------

SECTION II - BENEFICIARY/BENEFICIARIES (COMPLETE THIS SECTION ONLY FOR 403(B) PLANS NOT COVERED BY ERISA)

THIS DESIGNATION SUPERSEDES ALL PRIOR DESIGNATIONS. PLEASE NOTE THE FOLLOWING:

    . If you designate more than one primary beneficiary, the account will be divided as specified.

    . If a primary beneficiary predeceases you, his or her benefit will be allocated to the surviving primary beneficiaries.

    . Contingent beneficiaries will receive a benefit only if there is no surviving primary beneficiary, as specified. If a contingent beneficiary predeceases you, his or her share will be allocated among the surviving contingent beneficiaries.

    . If you fail to designate beneficiaries, amounts will be paid pursuant to the terms of the Plan Document or applicable state law.

    . Beneficiaries will share equally if percentages are not provided and any amounts unpaid upon death will be divided equally.

    .  If no boxes are checked, the default will be primary beneficiaries.

Primary and contingent beneficiaries must separately total 100%. The number of primary or contingent beneficiaries you may name is not limited. Attach an additional sheet, if necessary, for additional beneficiaries. This designation is effective upon execution and delivery to MetLife at the address below. You have the right to change your beneficiary designations. If any information is missing, additional information may be required prior to recording your designation.

Subject to and in accordance with the terms of the plan, I am making the following beneficiary designations for my vested account balance in the event of my death.

  BENEFICIARY                                DATE OF BIRTH RELATIONSHIP TO SOCIAL SECURITY PERCENTAGE OF
     TYPE        NAME (FIRST, MIDDLE, LAST)  (MM/DD/YYYY)       OWNER          NUMBER        PROCEEDS
---------------- --------------------------  ------------- --------------- --------------- -------------
Primary
---------------- --------------------------  ------------- --------------- --------------- -------------
[  ] Primary
[  ] Contingent
---------------- --------------------------  ------------- --------------- --------------- -------------
[  ] Primary
[  ] Contingent
---------------- --------------------------  ------------- --------------- --------------- -------------
[  ] Primary
[  ] Contingent
---------------- --------------------------  ------------- --------------- --------------- -------------
[  ] Primary
[  ] Contingent
---------------- --------------------------  ------------- --------------- --------------- -------------

 M-21018  GTS-MLR  (11/13)             Page 1 of 4                         Fs

SECTION III--SALARY DEFERRAL INFORMATION

SALARY REDUCTION AGREEMENT

I authorize my Employer, and my Employer agrees, to reduce my compensation each pay period by the amounts or percentages shown below and to contribute such reductions to the Plan on my behalf.

(PLEASE SPECIFY BOTH YOUR TAX DEFERRED AND ROTH CONTRIBUTIONS AS A DOLLAR AMOUNT PER PAY PERIOD, OR BOTH AS A PERCENTAGE OF YOUR COMPENSATION.)

Tax Deferred Contributions

[ ] $________ per pay period or ________% of my compensation for allocation to my tax deferred account.

Roth Contributions--(Consult with your Employer or Plan trustee to determine whether your plan permits Roth contributions)

[ ] $________ per pay period or ________% of my compensation to my designated Roth account.

You may change or stop your salary reduction contributions by submitting a new salary reduction agreement. In addition, your employer may stop your salary reduction contributions during the year under certain circumstances, such as if your salary reduction contributions are likely to exceed salary reduction contribution limitations or if you receive a hardship distribution from the Plan.

The total amount of your annual tax deferred and Roth contributions cannot exceed the maximum annual salary reduction contribution amount allowed under Internal Revenue Code and the provisions of your Plan. In general, your annual salary reduction contribution may not exceed the lesser of your compensation or $17,000 for 2012. The $17,000 amount may be increased for the following participants:

   Age 50 Catch-up - An additional $5,500 for 2012 for participants who have attained age 50 by the end of the year.

   15 Years of Service 403(b) Catch-up - Up to an additional $3,000 for employees with 15 Years of Service participating in 403(b) plans maintained by certain school, health care or church organizations. Certain limitations apply. This additional amount may be combined with the Age 50 Catch-up.

   457(b) Participants Within 3 Years of Retirement - Up to an additional $17,000 for 2012 for 457(b) participants during the 3 years prior to the Plan's normal retirement date. Certain limitations apply. This additional amount may not be combined with the Age 50 Catch-up.

Consult with your Employer or Plan trustee to determine whether your plan permits any of these additional salary reduction contributions and whether you are eligible. Also consult with your Employer, Plan trustee and own tax advisor to determine how much you may contribute to the Plan.

YOUR SALARY REDUCTION CONTRIBUTIONS TO ALL RETIREMENT PLANS MUST BE COMBINED FOR PURPOSES OF THE CONTRIBUTION LIMITATIONS, EXCEPT THAT 457(B) PLAN CONTRIBUTIONS ARE NOT COMBINED WITH CONTRIBUTIONS MADE TO QUALIFIED DEFINED CONTRIBUTION AND 403(B) PLANS. THE 2012 LIMITATION AMOUNTS ARE SUBJECT TO ANNUAL COST OF LIVING INCREASES.

SECTION IV--REPLACEMENT INFORMATION (MUST BE COMPLETED)

a.)Do you have any existing life insurance or annuity contracts? [  ] Yes [  ]
   No

   (IF "YES," APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED.)

b.)Will the annuity applied for replace or change one or more existing annuity or life insurance contracts? [ ] Yes [ ] No

   (IF "YES," APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED.)

(Note: Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.)

              SEE NEXT PAGE FOR INVESTMENT SELECTION INFORMATION

 M-21018  GTS-MLR  (11/13)             Page 2 of 4                         Fs

SECTION V--INVESTMENT SELECTION INFORMATION

NOTE: CONSULT YOUR PLAN SPONSOR OR TRUSTEE TO DETERMINE WHETHER A ROTH DEFERRAL SOURCE IS AVAILABLE WITH YOUR PLAN.

WE RESERVE THE RIGHT TO RESTRICT THE AVAILABILITY OF THE FIXED ACCOUNT AFTER ISSUE.

I elect to have my plan contributions under the above Qualified Plan applied as follows:

                                                                                                  SAFE HARBOR
          REGISTERED FIXED ACCOUNT OPTION OR                      ROTH EMPLOYEE                  (IF DIFFERENT)
                  INVESTMENT OPTION                     EMPLOYEE SALARY REDUCTION    EMPLOYER     (TSA/403(B)       OTHER
                      NAME/CODE                         DEFERRAL  (IF DIFFERENT)  (IF DIFFERENT)  PLANS ONLY)   (IF DIFFERENT)
------------------------------------------------------- -------- ---------------- -------------- -------------- --------------
1.                                                           %            %               %              %              %
                                                          ---          ---             ---            ---            ---
2.                                                           %            %               %              %              %
                                                          ---          ---             ---            ---            ---
3.                                                           %            %               %              %              %
                                                          ---          ---             ---            ---            ---
4.                                                           %            %               %              %              %
                                                          ---          ---             ---            ---            ---
5.                                                           %            %               %              %              %
                                                          ---          ---             ---            ---            ---
6.                                                           %            %               %              %              %
                                                          ---          ---             ---            ---            ---
7.                                                           %            %               %              %              %
                                                          ---          ---             ---            ---            ---
8.                                                           %            %               %              %              %
                                                          ---          ---             ---            ---            ---
9.                                                           %            %               %              %              %
                                                          ---          ---             ---            ---            ---
10.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
11.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
12.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
13.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
14.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
15.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
16.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
17.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
18.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
19.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
20.                                                          %            %               %              %              %
                                                          ---          ---             ---            ---            ---
Options selected above are subject to plan provisions.    100%         100%            100%           100%           100%
                                                          ---          ---             ---            ---            ---

             NOTE: SEE THE FOLLOWING PAGE FOR REQUIRED SIGNATURES

 M-21018  GTS-MLR  (11/13)             Page 3 of 4                         Fs

SECTION VI--REQUIRED SIGNATURES

BY SIGNING BELOW, I ACKNOWLEDGE THAT I AM ELECTING TO ENROLL IN MY EMPLOYER'S PLAN FUNDED BY A METROPOLITAN LIFE INSURANCE COMPANY VARIABLE ANNUITY AND (IF APPLICABLE) REGISTERED FIXED ACCOUNT OPTION ANNUITY.

I hereby represent my answers to the above questions are correct and true to the best of my knowledge and belief. I have received the current prospectus for the Gold Track Select Variable Annuity, including the Registered Fixed Account, and all required fund prospectuses. I understand that as required by law the Gold Track Select Variable Annuity restricts distribution of my 403(b) contributions and earnings on them until I am 59 1/2, except under certain special situations. This does not restrict tax free transfers to other funding vehicles. I ALSO UNDERSTAND THAT MY 403(A) AND 403(B) CONTRIBUTIONS AND EARNINGS MAY BE RESTRICTED AS DEFINED IN THE PLAN DOCUMENTS.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When opening an account, we will ask for your name, address, date of birth and other information that allows us to identify you. We may also ask to see your driver's license or other identifying documents.

                -------------------------------------         -----
                SIGNATURE OF EMPLOYEE                         DATE

THE TRANSACTIONS REQUESTED ON THIS FORM CONFORM TO THE TERMS OF THE EMPLOYER'S WRITTEN PLAN AND THE PROVISIONS OF APPLICABLE LAW. I AM AUTHORIZED TO PROVIDE THIS STATEMENT ON BEHALF OF THE PLAN.

--------------------------------------------------------------------------------
SIGNATURE AND PRINTED NAME OF TRUSTEE OR PLAN ADMINISTRATOR, AS APPLICABLE

-------------------------------       -------------------------------                 -------------------------------
TITLE                                 TELEPHONE                                       DATE

SECTION VII - REPORT OF SALE (TO BE COMPLETED BY MARKETING REPRESENTATIVE)

a.)Does the Participant have existing life insurance policies or annuity contracts? [ ] Yes [ ] No

   (IF "YES," APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED.)

b.)Do you have reason to believe that the replacement or change of any existing life insurance policies and annuity contracts may be involved? [ ] Yes [ ] No

   IF "YES," APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE
   ATTACHED.(Note: Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.)

c.)Statement of Representative.

    .  All answers are correct to the best of my knowledge.

    . I have provided the Participant with MetLife's Notice of Privacy Policies and Practices, prior to or at the time he/she completed the enrollment form.

    . I have also delivered a current Gold Track Select prospectus and all required fund prospectuses.

    . I am properly FINRA registered and licensed in the state where the Participant signed this enrollment form.

    . I have delivered the Producer Compensation Disclosure form (only applicable for business sold by Met, NEF and MLR producers).

    . In each case where MetLife is sponsored or endorsed by an association (or pays such association for marketing/communications support or for participating in association events), and I am enrolling or selling to an employee of such association (or to an employee whose employer is a member of such association), I have provided the employee with the approved Member Access and Communications Disclosure form specific for such case.

    . I have delivered to the Participant "Making an Informed Decision," MetLife's disclosure form describing the features of deferred variable annuities.

-------------------------------------- ---------- ------------------------------------
REGISTERED REPRESENTATIVE'S NAME
(PLEASE PRINT)                         TELEPHONE  SOCIAL SECURITY NO. (LAST 4 DIGITS)
-------------------------------------- ---------- ------------------------------------
SIGNATURE OF REGISTERED REPRESENTATIVE DATE       DAI /LICENSE NO.

Variable and Registered Fixed Account Option Annuities issued by Metropolitan Life Insurance Company, 200 Park Ave, New York, NY 10166-0188. Products are distributed by MetLife Investors Distribution Company (MLIDC) (member FINRA), 5 Park Plaza, Suite 1900, Irvine, CA 92615. Securities, including variable products are offered through MetLife Securities, Inc. (MSI) (member/FINRA/SIPC), 1095 Avenue of the Americas, New York, NY 10036. MICC, MLIDC and MSI are MetLife companies.

 M-21018  GTS-MLR  (11/13)             Page 4 of 4                         Fs

MLR ONLY

SALES REPRESENTATIVE DISCLOSURE REPORT

    . You must leave the METLIFE COMPENSATION DISCLOSURE NOTICE with your client.

    . You must confirm delivery by signing below and returning this document with the application.

    .  This is required only for business sold by MLR.

ACKNOWLEDGEMENT:

I have delivered the Compensation Disclosure Notice to the applicant(s).

In each case where MetLife is sponsored or endorsed by an association (or pays such association for marketing/communications support or for participating in association events), and I am enrolling or selling to an employee of such association (or to an employee whose employer is a member of such association), I have provided the employee with the approved Member Access and Communications Disclosure form specific for such case.


 -----------------------------------------------------------------
 Name of Licensed & Appointed Sales Representative (please print)

 -----------------------------------------------------------------            ----
 Signature of Licensed & Appointed Sales Representative                       Date

 MLR-SRDR.................             Page 1 of 1                         Fs

[LOGO OF MetLife]

PARTICIPANT SUITABILITY FORM (FOR MLR/METLIFE/NEF REP USE ONLY)

[ ]I met with the participant in a personal consultation to discuss the participant's enrollment in the plan, which may be funded by an annuity and/or mutual fund(s). (PLEASE COMPLETE THIS FORM.)

[ ]I DID NOT meet with the participant in a personal consultation to discuss the participant's enrollment in the plan. (FOR ERISA PLANS ONLY, DO NOT COMPLETE THIS FORM. FOR ALL OTHER PLANS, COMPLETE THIS FORM.)

    .  All answers on this form are correct to the best of my knowledge.

    . I have delivered to the Proposed Owner "Making an Informed Decision," MetLife's disclosure form describing the features of deferred variable annuities.

    . I have delivered the Producer Compensation Disclosure form (only applicable for business sold by MetLife, NEF, and MLR producers).

    . In each case where MetLife is sponsored or endorsed by an association (or pays such association for marketing/ communications support or for participating in association events), and I am enrolling or selling to an employee of such association (or to an employee whose employer is a member of such association), I have provided the employee with the approved Member Access and Communications Disclosure form specific for such case.

REGISTERED REPRESENTATIVE SIGNATURE: __________ DAI#:__________ DATE:__________

Participant's Name                     SS No/Tax ID
-------------------------------------  ------------------------------------------
No. of Dependents* Ages of Dependents  Federal Tax         Citizenship: [  ] USA
                                       Bracket: ________%  Other: ____________

If "Other" was filled in above under "Citizenship," please answer the following questions:

Does the owner reside in the United States?                      [  ] Yes [  ] No
Does the owner work in the United States?                        [  ] Yes [  ] No
Does the owner own a home or property in the United States?      [  ] Yes [  ] No
Does the owner own a business in the United States?              [  ] Yes [  ] No
Does the owner have a United States bank account?                [  ] Yes [  ] No
Does Owner have any known ties to a foreign political official?
(immediate family, in-law, former spouse, or close associate)?   [  ] Yes [  ] No

ESTIMATED ANNUAL INCOME (NOT INCLUDING INCOME FROM THIS INVESTMENT):               $____________
LIQUID NET WORTH (ASSETS THAT CAN BE TURNED INTO CASH QUICKLY AND EASILY, LESS
  LIABILITIES. INCLUDE THE AMOUNT OF THIS INVESTMENT. EXCLUDE PERSONAL PROPERTY,
  PERSONAL RESIDENCE, REAL ESTATE, BUSINESS EQUITY, HOME FURNISHINGS AND AUTOS.):  $____________
TOTAL EXISTING ASSETS (TOTAL VALUE OF ALL YOUR EXISTING ASSETS, INCLUDING
  INVESTMENTS, REAL ESTATE, BANK ACCOUNTS, AND PERSONAL PROPERTY):


[  ] $0 - $500,000                     [  ] $500,000 - $1,000,000  [  ] $1,000,000 - $5,000,000  [  ] $5,000,000+


WHAT IS THE EXISTING FACE VALUE OF ALL YOUR LIFE INSURANCE POLICIES?  $____________

* Includes spouse, other children or other persons living with you whom you support.

PRIOR INVESTMENT EXPERIENCE (SELECT ALL THAT APPLY)

[  ] Mutual funds____ yrs              [  ] Stocks____ yrs  [  ] Bonds____ yrs  [  ] Money Mkt____ yrs  [  ] CDs____ yrs

[  ] Annuities ____ yrs     [  ] None ____ yrs    [  ]
  Other:________________________

INVESTMENT OBJECTIVE (SELECT ONE)

[  ]Capital Preservation - seeks income and stability with minimal risk

[  ]Income - seeks current income over time.

[ ]Growth and Income - seeks capital appreciation over long term combined with current dividend income.

[  ]Growth - seeks capital appreciation over long term.

[ ]Aggressive Growth - seeks maximum capital appreciation over time by investing in speculative and/or higher risk securities.

MetLife Resources is a division of Metropolitan Life Insurance Company (MLIC), New York, NY 10166. Securities, including variable products, offered through MetLife Securities, Inc. (MSI), (member FINRA/SIPC, New York, NY 10166). MLIC and MSI are MetLife companies.

 L-25518  (12/11)                      Page 1 of 2                         Fs

TIME HORIZON FOR INVESTMENTS WITHIN THIS ACCOUNT (SELECT ONE)

[  ] Short Term (1-4 years)         [  ] Intermediate Term (5-9 years)
[  ] Long Term (10+ years)

WAS ASSET ALLOCATION QUESTIONNAIRE/WORKSHEET USED? [   ] Yes [   ] No

If yes, what was the client's overall risk tolerance resulting from asset allocation questionnaire?

[ ] Conservative [ ] Conservative to Moderate [ ] Moderate [ ] Moderate to Aggressive [ ] Aggressive

RISK TOLERANCE (SELECT ONE)

[ ]Conservative--Generally wants minimal risk by limiting exposure to high-risk investments while still seeking some growth

[ ]Conservative to Moderate--Generally can tolerate some moderate risk in a portion of your investment while allocating a significant amount of your investment in lower risk options

[ ]Moderate--Generally can tolerate some short-term market volatility by balancing higher risk options with lower risk options

[ ]Moderate to Aggressive--Generally comfortable with market volatility in short term but seeks to soften the sharp swings in market value with some lower risk options

[ ]Aggressive--Generally not concerned with extreme price fluctuations in the market and seeks highest growth potential

SOURCE OF FUNDS USED TO PURCHASE THIS ANNUITY (CHOOSE ALL THAT APPLY)

[  ] Salary Reduction/Bonus  [  ] Transfer of Assets**  Type of Plan: ________


[  ] Rollover*  Type of Plan: ________                 Amount of Rollover/Transfer $

[  ] Other (please explain):  __________________________________________________

** IF PERMITTED BY THE PLAN. COMPLETE ANY REQUIRED REPLACEMENT DISCLOSURE FORMS.

IS THE SOURCE OF FUNDS A METLIFE OR METLIFE SECURITIES, INC. POLICY, ACCOUNT OR
  CONTRACT?                                                                      [  ] Yes [  ] No

PURPOSE OF ANNUITY CONTRACT (CHOOSE ONE):

[ ]Income--Primary purpose is to satisfy income needs in the future through annuitization or withdrawals.

[ ]Estate Planning--Primary purpose is to transfer wealth to beneficiaries upon death.

[ ]Wealth Accumulation: Primary purpose is long term accumulation of value without express desire for "retirement income" or "estate planning".

[ ]Retirement Planning: Primary purpose is long term accumulation of value specifically to meet or supplement income needs upon retirement.

[  ] Other: ____________________________________________________________________

DO YOU ANTICIPATE MAKING A WITHDRAWAL, OTHER THAN PURSUANT TO A SYSTEMATIC
  WITHDRAWAL PLAN, BEFORE YOU ATTAIN AGE 59 1/2?                              [  ] Yes [  ] No
ARE YOU OR AN IMMEDIATE FAMILY MEMBER EMPLOYED BY OR ASSOCIATED WITH A
  BROKER-DEALER, OTHER FIRM WITHIN THE SECURITIES INDUSTRY, OR A FINANCIAL
  REGULATORY AGENCY?                                                          [  ] Yes [  ] No
ARE YOU A MEMBER OF THE MILITARY SERVICES OR A DEPENDENT OF A MEMBER OF THE
  MILITARY SERVICES?                                                         [  ] Yes* [  ] No

(* If yes, please leave the "Important Information for Members of the Military Services and their Dependents" with the Applicant)

ACCOUNT HOLDER SIGNATURE: ________________________________ DATE:
__________________

MetLife Resources is a division of Metropolitan Life Insurance Company (MLIC), New York, NY 10166. Securities, including variable products, offered through MetLife Securities, Inc. (MSI), (member FINRA/SIPC, New York, NY 10166). MLIC and MSI are MetLife companies.

 L-25518  (12/11)                      Page 2 of 2                         Fs